Exhibit 3.1
ALLEGHENY ENERGY, INC.
ARTICLES OF RESTATEMENT
September 4, 2008
THIS IS TO CERTIFY THAT:
     1. Allegheny Energy, Inc., a Maryland corporation (the “Corporation”), desires to restate its Charter as currently in effect.
     2. The following provisions are all the provisions of the Charter currently in effect:
     THIS IS TO CERTIFY AS FOLLOWS:
I.
     We, the Subscribers, R. Dorsey Watkins, Douglas H. Rose, 2d and George S. Newcomer, the post-office address of all of whom is No. 101 East Fayette Street, Baltimore, Maryland, all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.
II.
     The name of the corporation (which is hereinafter called the “Corporation”) is ALLEGHENY ENERGY, INC.
III.
     The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows:
(1)	To manufacture, or otherwise generate or produce, whether by hydraulic, steam or other power, and to buy, sell, distribute, accumulate, store, transmit, furnish, or otherwise dispose of electricity for light, heat and power for use and application for municipal, domestic, scientific, manufacturing, transportation, broadcasting, receiving, and any and all other purposes, public and private, to which the same is now or hereafter may be applied, and generally to transact any business in which electricity may be applied to any useful purpose; to purchase, lease or otherwise acquire, construct, build, manufacture, erect, hold, own, improve, enlarge, maintain, develop, operate, control, supervise and manage, and to sell, lease, or otherwise dispose of power plants, generating stations and other buildings, dams, reservoirs, canals, water-wheels, distribution systems, transmission lines, poles, wires, conduits and other works, equipment machinery appliances, and every accessory and convenience for conducting maintaining and developing the manufacture, production, generation, storage, sale, distribution, accumulation, transmission, disposition, use, regulation, control and application of electricity for the purposes of light, heat, power, radio broadcasting and receiving, locomotion, transportation, and for all other purposes to which the same is now or hereafter may be applied.
(2)	To manufacture, produce, buy, sell, lease, install, and otherwise deal in and with fixtures, chandeliers, brackets, lamps, globes and other supplies, devices and appliances used for and in connection with the distribution or use of electricity for light, heat or power, or for any other purposes.

(3)	To purchase, lease or otherwise acquire, construct, build, equip, hold, own, maintain, develop, improve and operate, by electricity or other power, street railways and interurban railways for the transportation of passengers, mail, express, merchandise or other freight, in any part of the world; to purchase, lease or otherwise acquire, construct, build, erect, equip, hold, own, improve, enlarge, maintain, operate, supervise and manage, and to sell, lease or otherwise dispose of railway stations, terminals, works, buildings, machinery, appliances, facilities, equipment, including rolling stock, and any other property used or useful or convenient for use in the business of street railways and interurban railways.

(4)	To engage in receiving, transmitting, distributing, radiating or otherwise supplying to others, for public or private purposes, messages and communications of any and all kinds whatsoever, including news matter, photographs, motion pictures, signals and other services of public or private information or interest, over wires or through space by means of electro-magnetic waves or otherwise; and to assist in the development or utilization, in any way and by any and all such means as the Corporation may deem appropriate for the furtherance of its interests, of methods of communication by means of electro-magnetic waves or by the use of electrical energy in any other manner.

(5)	To manufacture, produce, buy or in any other manner acquire, and to sell, furnish, dispose of and distribute steam for heating or other purposes, and to purchase, lease or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise and manage and to sell, lease or otherwise dispose of plants, works and facilities, including distribution systems, mains, pipes, conduits and meters, and all other necessary apparatus and appliances used or useful or convenient for use in the business of manufacturing, producing, selling, furnishing, disposing of and distributing steam for heating or for any other purpose.

(6)	To purchase, lease or otherwise acquire, construct, erect, hold, own, improve, enlarge, maintain, operate, supervise and manage, and to sell, lease or otherwise dispose of works and plants for the production, generation, purification and storage of gas (both natural and artificial) and for the refinement and storage of oil, and pipe lines, mains, pipes, conduits, ducts, services, meters and all other necessary apparatus and appliances used or useful or convenient for use in the distribution, measurement and sale of such gas and oil for light, heat, power and any other purpose to which the same are now or hereafter may be applied.

(7)	To purchase, lease or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise and manage and to sell, lease or otherwise dispose of water works for the purpose of supplying municipalities, corporations and individuals with water for public, corporate, business or domestic use; to construct, purchase, lease or otherwise acquire and maintain and operate dams, reservoirs, settling basins, irrigation systems, pumping stations, water towers, buildings, plants, machinery, distribution systems, mains, pipes, conduits, aqueducts, meters and all other necessary apparatus and appliances used or useful or convenient for use in the distribution, measurement and sale of water.

(8)	To purchase, lease or otherwise acquire, hold, own, develop, improve, maintain, explore, operate and manage, and to sell, lease, or otherwise dispose of mining concessions, mining claims, and any lands containing salt, iron, coal, gas, oil or other minerals, substances or ores, stone, sand or clay, or bearing timber, together with all mining or lumber rights, powers, interests and privileges whatsoever therein or appertaining thereto; to mine, quarry or otherwise extract or remove, salt, iron, coal, gas, oil, stone, sand or clay, timber or other materials, minerals or substances from any such lands, or in the exercise of any such rights or interests, to prepare the same for market by any mining, metallurgical, refining, milling or other process desired, and to store, supply, deal in or otherwise dispose of the same and all by-products thereof.

(9)	To manufacture, gather, harvest, buy, sell and generally deal in ice (both natural and artificial); and to erect, purchase, lease or otherwise acquire and to maintain and operate plants, dams, ponds and buildings for the manufacture, harvesting and storage of ice.

(10)	To manufacture, purchase, lease or otherwise acquire and to sell, lease or otherwise dispose of and deal in and with automobiles, motor trucks, motor busses, cars, boats, tractors, motorcycles and other vehicles, aeroplanes and airships, engines, chassis, bodies, parts, appliances, accessories, equipment, material and supplies of all kinds, merchandise and articles of commerce whatsoever; to purchase, lease or otherwise acquire, and to hold, own, operate and to sell, lease or otherwise dispose of lines of motor busses and lines of motor trucks for the transportation of passengers, mail, express, merchandise or other freight for hire; to purchase, lease or otherwise acquire, construct, equip, hold, own, maintain and operate garages for the repair and storage of automobiles, motor busses, motor trucks and other vehicles; to purchase, lease or otherwise acquire, construct, equip, hold, own, maintain and operate and to sell, lease or otherwise dispose of service stations and gasoline filling stations and generally deal in automobiles, motor busses, motor trucks, parts, appliances and accessories of any nature whatsoever relating thereto.

(11)	To carry on an express business, and to receive, store, transport, distribute and deliver goods, wares and merchandise for hire.

(12)	To carry on the business of general contractors; to construct, erect, build, manufacture, install, equip, improve, alter and repair roads, highways, railroads, railways, branches or extensions thereof, factories, bridges, dams, reservoirs, canals and other water courses, and plants, conduits, transmission lines, systems, machinery and devices for furnishing water, electric, steam or other power and for the generation, accumulation and distribution of light, heat and power.
(13)	To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of, and receipts evidencing interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities, subject to the provisions of this Charter, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein; and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein, as aforesaid, by original subscription, underwriting, loan, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for or in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose.

(14)	To endorse or guarantee the payment of principal and/or interest or dividends upon any stocks, bonds, obligations or other securities or evidences of indebtedness, and to guarantee the performance of any of the contracts or other undertakings in which this Corporation may otherwise be or become interested, of any corporation, association, syndicate, individual or others, or of any country, nation or government, or political authority.

(15)	To enter into, make, perform and carry out or cancel and rescind contracts of underwriting or purchase or sale of the securities of any person, partnership, association, combination, organization, entity, corporation, state, government or political or administrative subdivision thereof, domestic or foreign, and to act as manager of any underwriting or purchasing or selling syndicate or group.

(16)	To make, enter into and carry out any arrangements with any domestic or foreign governmental, municipal or public authority, or with any corporation, partnership, association, combination, organization, entity or person, domestic or foreign, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon; and to cause to be formed, to promote and to aid in any way in the formation of any corporation, in the United States or abroad, for any such purposes.
(17)	To cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law, the formation, merger, liquidation or reorganization, of any corporation, combination, organization, entity or association, of the United States or of any foreign country.

(18)	To operate, manage, supervise, direct and control all or any part of the business and property of any corporation, association, partnership, combination, organization, entity or individual, domestic or foreign, through stock ownership, by contract, or otherwise and to receive fixed or contingent compensation for such service or to receive compensation therefor by commissions, management fees, shares in gross or net receipts or profits, or in any other manner or upon any other terms whatsoever, or so to act without direct compensation; and to promote, participate or assist in any way in the business of any such corporation, association, partnership, combination, organization, entity or individual.

(19)	To manufacture, produce, purchase or otherwise acquire, sell or otherwise dispose of, import, export, distribute, deal in and with, whether as principal or agent, goods, wares, merchandise, and materials of every kind and description, whether now known or hereafter to be discovered or invented.

(20)	To purchase, take on lease or in exchange, hire, or otherwise acquire, hold, own, possess, equip, improve, develop, deal in, sell, convey, assign, mortgage, pledge or otherwise encumber any and all real and personal property of every kind and description and property partaking of the nature of either real or personal property and rights, estates, interests, franchises, licenses and privileges in such property, real, personal or mixed, wheresoever situated or located within any State, territory, district or dependency of the United States, or in any foreign country.

(21)	To undertake, conduct, assist, promote and participate in every kind of public utility, commercial, industrial, mercantile, mining or transportation enterprise, business, undertaking, venture or operation in the United States or in any foreign country.

(22)	To enter into any legal arrangement for sharing profits, union of interest, reciprocal concession, or cooperation with any person, partnership, association, combination, organization, entity or corporation in the carrying on of any business which this Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the objects of this Corporation.

(23)	To act in any and all parts of the world in any capacity whatsoever as financial, fiscal, commercial or business agent or representative, general or special, for domestic and foreign corporations, individuals, partnerships, associations, combinations, organizations, entities, states, governments and other public and private bodies.
(24)	To acquire in whole or in part the business, good-will, rights, property and assets of all kinds of any corporation, association, partnership, combination, organization, entity or individual, domestic or foreign; and to pay for the same in money, stocks, bonds, debentures or other securities or obligations of the Corporation or otherwise, in any manner permitted by law; and to hold, possess and improve such properties and to conduct in any legal manner the whole or any part of the business so acquired; and to pledge, mortgage, sell or otherwise dispose of the same.
(25)	To borrow money, to issue bonds, debentures, or obligations secured or unsecured, of the Corporation from time to time, for moneys borrowed or in payment for property purchased or otherwise in connection with any operations of the Corporation; to secure any of the same by mortgage or mortgages upon, or by deed or deeds of trust of, or by pledge of, any or all of the property, real and personal, of the Corporation wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, debentures or obligations in such manner and upon such terms as may be deemed judicious.
(26)	To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, own, use, exercise, develop, operate and introduce, and to sell, assign, grant licenses in respect of, or otherwise dispose of, any patents and inventions, improvements and processes used in connection with or secured under Letters Patent of the United States or any dependency, colony or insular possession of the United States or of any foreign government, trade-marks and trade names, and to acquire, use, exercise or otherwise turn to gain licenses in respect of any such patents, inventions, processes and the like, or any such property rights.
(27)	To enter into, make, carry out, perform, assign or otherwise dispose of, contracts, agreements and arrangements of every kind and character with any individual, firm, association or corporation, private, quasi-public, public or municipal, domestic or foreign, or with the Government or public authorities of the United States or of any State, district, territory, colony, dependency or possession thereof, or with any officer or official, or with any and all foreign governments, states, political subdivisions, municipalities, boards, bodies and officials; to obtain from any such government, state, political subdivision, authority, officer, official, corporation, association, firm or individual any and all concessions, licenses, permits, rights, easements, privileges, subsidies, gifts, franchises, charters, grants and patents, relating to or for the promotion or protection of the purposes enumerated in this Charter and to control and hold the same and operate thereunder, or assign, sell or otherwise dispose thereof.
(28)	To issue, purchase, hold, sell, transfer, reissue or cancel shares of its own capital stock or its own securities or obligations in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Maryland.

(29)	To undertake, contract for or carry on any business incidental to or in aid of, or advantageous in pursuance of, any of the objects or purposes of the Corporation.
(30)	To do any of the things hereinbefore enumerated for itself or for account of others and to make and perform contracts for doing any part thereof.
(31)	To conduct its business in all or any of its branches so far as permitted by law in all States, territories, dependencies and colonies of the United States and its insular possessions and the District of Columbia and in foreign countries; to maintain offices and agencies either within or without the State of Maryland; and as may be requisite in the convenient transaction of its business or conduct of its operations, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, districts, territories, dependencies, colonies or insular possessions of the United States, and in any and all foreign countries, subject always to the laws of such State, district, territory, dependency, colony, insular possession or foreign country.
(32)	In general, to do any or all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of the Corporation, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or corporation; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to enter into, make, perform and carry out contracts with any person, partnership, association, combination, organization, entity, corporation, government, governmental subdivision, or other body whatsoever; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the Corporation.
     The foregoing clauses shall each be construed as purposes, objects and powers, and the matters expressed in each clause shall, except as otherwise expressly provided, be in nowise limited by reference to, or inference from, terms of any other clause, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.
     The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are any one or more of the acts and things herein set forth, and for the accomplishment of these purposes and the carrying on and promotion of said business and objects, the Corporation shall have and may exercise all powers conferred upon it by the laws of the State of Maryland now or hereafter in effect.
     Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by the laws of the State of Maryland.

IV.
     The post-office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.
V.
     The Corporation shall have ten directors, which number may be changed from time to time in such lawful manner as the By-Laws of the Corporation shall provide, and H. Furlong Baldwin, Eleanor Baum, Paul J. Evanson, Cyrus F. Freidheim, Jr., Julia L. Johnson, Ted J. Kleisner, Christopher D. Pappas, Steven H. Rice, Gunnar E. Sarsten and Michael H. Sutton are the directors now in office.
VI.
     The total number of shares of stock which the Corporation has authority to issue is Two hundred sixty million (260,000,000) shares of Common Stock of the par value of One dollar and twenty-five cents ($1.25) each, amounting in aggregate par value to Three hundred twenty-five million dollars ($325,000,000).
VII.
     A. The holders of the shares of Common Stock shall be entitled to one vote for each share of such stock held by them; provided, however, that at all elections of directors by the stockholders of the Corporation, each holder of shares of stock entitled to vote for the election of directors shall be entitled to as many votes as shall equal the number of shares of such stock held by him multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number of directors to be elected, or any two or more of them as he may see fit.
     B. No holder of Common Stock shall be entitled to preemptive rights and preemptive rights shall not exist with respect to shares or securities of the Corporation.
     C. The Corporation reserves the right from time to time to make any amendment to its Charter, including any amendment changing the terms of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes the terms of any of the outstanding Common Stock shall ever be made except upon consent of the holders of a majority of the shares of the Common Stock outstanding given in writing or by vote at a meeting of stockholders called for the purpose.
VIII.
     The duration of the Corporation is to be perpetual.

IX.
     Notwithstanding any provisions of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares or of the shares of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in this Charter.
X.
     The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of the stock of the Corporation of any class, whether now or hereafter authorized, and of securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such considerations as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Charter of the Corporation.
XI.
     Upon the consent of the holders of a majority of the total number of shares issued and outstanding and at the time entitled to vote for and elect the Board of Directors, expressed in writing or by vote at a meeting called for that purpose, all the property, franchises, rights and assets of the Corporation may be sold or transferred as an entirety to a new corporation to be organized under the laws of the United States, the State of Maryland, or of any other State of the United States, for the purpose of so taking over all the property, franchises, rights and assets of the Corporation, with the same or a different authorized number of shares of stock, and with the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes of stock of the Corporation then outstanding (provided that the whole or any part of such stock or of any class thereof may be stock with or without nominal or par value); the consideration for such sale or transfer to be the assumption by such new corporation of all of the then outstanding liabilities of the Corporation and the issuance and delivery by the new corporation of shares of stock (any or all thereof either with or without nominal or par value) of such new corporation of the several classes into which the stock of the Corporation is then divided equal in number to the number of shares of stock of the Corporation of the several classes then outstanding. In the event of such sale or transfer each holder of stock in the Corporation agrees forthwith to surrender, and agrees that any and every other holder of stock in the Corporation may surrender, for cancellation his certificate or certificates for stock of the Corporation and receive and accept in exchange therefor, as his full and final distributive share of the proceeds of such sale or transfer and of the assets of the Corporation, with or without a dissolution of the Corporation, a number of shares of the stock of the new corporation of the class corresponding to the class of the shares surrendered equal in number to the shares of stock of the Corporation so surrendered, and in the event of such sale or transfer no holder of any of the stock of the Corporation shall have any rights or interests in or against the Corporation, or against the property, franchises, rights and assets so sold or transferred, except the right upon surrender of his certificates as aforesaid properly endorsed to receive from the Corporation certificates for such shares of such new corporation as herein provided. Such new corporation may, but need not, have all or any of the powers of the Corporation, and the Charter and By-Laws of such new corporation may, but need not, contain all or any of the provisions contained in the Charter and By-Laws of the Corporation.
XII.
     If so determined by the Board of Directors, the Corporation may from time to time receive money and/or other property and credit the amount or value thereof to reserve or surplus, and such money or other property may be an undivided part of a consideration for another part of which stock, bonds, debentures and/or other obligations of the Corporation are issued. Against any reserve or surplus so established there may be charged losses at any time incurred by the Corporation, also dividends or other distributions upon stock. Such reserve or surplus may be reduced from time to time by the Board of Directors for the purposes above specified, or by transfer from such reserve or surplus to capital account.
XIII.
     In the absence of fraud, no contract or other transaction between the Corporation and any other corporation or any individual, association or firm shall be in any way affected or invalidated by the fact that any of the Directors of the Corporation are interested in such other corporation, association or firm or personally interested in such contract or transaction, nor shall any Director so interested be liable to account to the Corporation for any profit made by him from or through any such contract or transaction which shall have been authorized, ratified or approved by the Board of Directors or by the stockholders entitled to vote, by reason of such Director holding such office or the fiduciary relation thereby established. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
     Any contract, transaction or act of the Corporation or of the Board of Directors, which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by statute or by this Charter, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to render the same invalid or to deprive the Directors and officers of their right to proceed with such contract, transaction or act.
     No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that the foregoing shall not eliminate or limit liability of a director or officer (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

XIV.
     Any officer and any employee may be removed (except from the office of Director) at any time by a vote of a majority of the whole Board of Directors. Any officer and any employee not elected or appointed by the Board of Directors, may be removed at any time by any Committee or officer or employee upon whom such power of removal may be conferred by the By-Laws or by vote of the Board of Directors.
XV.
     The Board of Directors of the Corporation is hereby empowered, in connection with the authorization of the issue of stock of the Corporation, to make such provision by resolution as it may from time to time deem advisable for the reimbursement out of net profits or surplus at any time or from time to time available for dividends upon the Common Stock of the Corporation of any taxes, assessments or other governmental charges which the holders of any shares of stock then to be issued and/or the holders of any shares of stock of the same class or series or of other classes or series theretofore issued and then outstanding may lawfully be required to pay in respect of such stock or in respect of the dividends derived therefrom, and to authorize the execution of such agreements or undertakings and/or to cause such legends or notations to be printed, stamped, lithographed or engraved upon the certificates representing such stock as the Board of Directors may from time to time deem necessary or appropriate for the purpose of giving effect to any provision so made.
XVI.
     The holders of record of shares of the capital stock of the Corporation issued and outstanding and representing a majority of the votes entitled to be cast at any meeting of stockholders, present in person or by proxy, shall, except as otherwise provided by law, be necessary to constitute a quorum at such meeting. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum be present.
XVII.
     The power to make, alter and repeal the By-laws of the Corporation shall be vested in the Board of Directors and may be exercised by a majority of the whole Board; except that the power to alter the By-laws to divide the Board into classes having different tenures of office shall be reserved to the stockholders.

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     3. The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.
     4. The Charter is not amended by these Articles of Restatement.
     5. The current address of the principal office of the Corporation is 800 Cabin Hill Drive, Greensburg, PA 15601. The current address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202.
     6. The name and address of the Corporation’s resident agent in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202.
     7. The number of directors of the Corporation and the names of those currently in office are:
          Number of Directors: Ten (10)
          Names of Directors Currently in Office:
1.	H. Furlong Baldwin

2.	Eleanor Baum

3.	Paul J. Evanson

4.	Cyrus F. Freidheim, Jr.

5.	Julia L. Johnson

6.	Ted J. Kleisner

7.	Christopher D. Pappas

8.	Steven H. Rice

9.	Gunnar E. Sarsten

10.	Michael H. Sutton
     The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on September 4, 2008.

ATTEST:	Allegheny Energy, Inc.

Daniel M. Dunlap	David M. Feinberg

/s/ Daniel M. Dunlap	/s/ David M. Feinberg

Assistant Secretary	Vice President, General Counsel and Secretary